NATIONAL PHOTO LABS II, INC.

4444 LAKE CENTER DRIVE

DAYTON, OH 45426

937-854-6686 - OFFICE

937-854-0140 - FAX

December 14, 1998

Mr. Frank Montano

President

Moto Photo, Inc.

4444 Lake Center Drive

Dayton, Ohio 45426

Dear Frank:

The purpose of this letter is to document the agreement that Moto Photo, Inc. and National Photo Labs II, Inc. mutually wish to extend the expiration date of the amended management agreement between the two companies dated October 1, 1986.

It is agreed that the subject agreement between the two companies be extended until December 31, 2003 under the same terms and conditions as contained in said agreement.

Please acknowledge your acceptance of this change by signing below.

Best regards,

/s/ D. A. Mason

David A. Mason

President

DM/ps

Agreed and Accepted:

Moto Photo, Inc.

/s/ Frank M. Montano 12/15/98

Frank Montano, President Date